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                                                                   EXHIBIT 12.10

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND LTD., LP
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                   $175       $193       $233        $422       $275        $125        $ 78

Fixed Charges:
  Interest expense                        122        117        106          93        108          26          25
  Interest factor of rental expense       --         --         --          --         --          --          --
                                      -----------------------------------------------------------------------------
             Total fixed charges          122        117        106          93        108          26          25
                                      -----------------------------------------------------------------------------

             Total earnings               297        310        339         515        383         151         103

             Total fixed charges          122        117        106          93        108          26          25
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges       2.43       2.65       3.20        5.54       3.55        5.81        4.12
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges       --         --         --          --         --          --          --
                                      -----------------------------------------------------------------------------